                                                                      Exhibit 12
                                                                     Page 1 of 2

                            BANKAMERICA CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES






                                                    Six Months Ended
                                                         June 30                            Year Ended December 31
                                                  -----------------------  ---------------------------------------------------------
(dollar amounts in millions)                            1998        1997          1997       1996       1995        1994       1993
                                                        ----        ----          ----       ----       ----        ----       ----
EXCLUDING INTEREST ON DEPOSITS

Fixed charges:
           Interest expense (other than interest
            on deposits)                              $1,657      $1,441       $ 2,995    $ 2,713    $ 2,455      $1,505     $1,215
           Interest payments on trust preferred
            securities (see footnote (a))                 80          70           143          7          -           -          -
           Interest factor in rent expense                63          61           122        125        120         109        112
           Other                                           1           1             2          -          -           3          2
                                                  -----------------------  ---------------------------------------------------------
                                                      $1,801      $1,573       $ 3,262    $ 2,845    $ 2,575      $1,617     $1,329
                                                  =======================  =========================================================
Earnings:
           Income from operations                     $1,725      $1,579       $ 3,210    $ 2,873    $ 2,664      $2,176     $1,954
           Applicable income taxes                     1,066       1,066         2,116      1,900      1,903       1,541      1,474
           Fixed charges                               1,801       1,573         3,262      2,845      2,575       1,617      1,329
           Other                                         (19)        (27)          (51)        (9)       (12)        (55)       (39)
                                                  -----------------------  ---------------------------------------------------------
                                                      $4,573      $4,191       $ 8,537    $ 7,609    $ 7,130      $5,279     $4,718
                                                  =======================  =========================================================
RATIO OF EARNINGS TO FIXED CHARGES,
  EXCLUDING INTEREST ON DEPOSITS                        2.54        2.66          2.62       2.67       2.77        3.26       3.55


INCLUDING INTEREST ON DEPOSITS

Fixed charges:
           Interest expense                           $4,599      $4,231       $ 8,788    $ 8,072    $ 7,378      $4,842     $4,186
           Interest payments on trust preferred
            securities (see footnote (a))                 80          70           143          7          -           -          -
           Interest factor in rent expense                63          61           122        125        120         109        112
           Other                                           1           1             2          -          -           3          2
                                                  -----------------------  ---------------------------------------------------------
                                                      $4,743      $4,363       $ 9,055    $ 8,204    $ 7,498      $4,954     $4,300
                                                  =======================  =========================================================
Earnings:
           Income from operations                     $1,725      $1,579       $ 3,210    $ 2,873    $ 2,664      $2,176     $1,954
           Applicable income taxes                     1,066       1,066         2,116      1,900      1,903       1,541      1,474
           Fixed charges                               4,743       4,363         9,055      8,204      7,498       4,954      4,300
           Other                                         (19)        (27)          (51)        (9)       (12)        (55)       (39)
                                                  -----------------------  ---------------------------------------------------------
                                                      $7,515      $6,981       $14,330    $12,968    $12,053      $8,616     $7,689
                                                  =======================  =========================================================
RATIO OF EARNINGS TO FIXED CHARGES,
  INCLUDING INTEREST ON DEPOSITS                        1.58        1.60          1.58       1.58       1.61        1.74       1.79

(a) Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

                                                                      Exhibit 12
                                                                     Page 2 of 2


                            BANKAMERICA CORPORATION
   RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS




                                                           Six Months Ended
                                                               June 30                        Year Ended December 31
                                                         ---------------------  ----------------------------------------------------
(dollar amounts in millions)                                  1998       1997        1997       1996      1995      1994       1993
                                                              ----       ----        ----       ----      ----      ----       ----
EXCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
           Interest expense (other than interest
            on deposits)                                    $1,657     $1,441     $ 2,995    $ 2,713   $ 2,455    $1,505     $1,215
           Interest payments on trust preferred
            securities (see footnote (a))                       80         70         143          7         -         -          -
           Interest factor in rent expense                      63         61         122        125       120       109        112
           Preferred dividend requirements
            (see footnote (b))                                  31        107         166        307       389       424        423
           Other                                                 1          1           2          -         -         3          2
                                                         ---------------------  ----------------------------------------------------
                                                            $1,832     $1,680     $ 3,428    $ 3,152   $ 2,964    $2,041     $1,752
                                                         =====================  ====================================================
Earnings:
           Income from operations                           $1,725     $1,579     $ 3,210    $ 2,873   $ 2,664    $2,176     $1,954
           Applicable income taxes                           1,066      1,066       2,116      1,900     1,903     1,541      1,474
           Fixed charges, excluding preferred
            dividend requirements                            1,801      1,573       3,262      2,845     2,575     1,617      1,329
           Other                                               (19)       (27)        (51)        (9)      (12)      (55)       (39)
                                                         ---------------------  ----------------------------------------------------
                                                            $4,573     $4,191     $ 8,537    $ 7,609   $ 7,130    $5,279     $4,718
                                                         =====================  ====================================================
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED DIVIDENDS, EXCLUDING INTEREST ON DEPOSITS         2.50       2.49        2.49       2.41      2.41      2.59       2.69


INCLUDING INTEREST ON DEPOSITS

Fixed charges and preferred dividends:
           Interest expense                                 $4,599     $4,231     $ 8,788    $ 8,072   $ 7,378    $4,842     $4,186
           Interest payments on trust preferred
            securities (see footnote (a))                       80         70         143          7         -         -          -
           Interest factor in rent expense                      63         61         122        125       120       109        112
           Preferred dividend requirements
            (see footnote (b))                                  31        107         166        307       389       424        423
           Other                                                 1          1           2          -         -         3          2
                                                         ---------------------  ----------------------------------------------------
                                                            $4,774     $4,470     $ 9,221    $ 8,511   $ 7,887    $5,378     $4,723
                                                         =====================  ====================================================
Earnings:
           Income from operations                           $1,725     $1,579     $ 3,210    $ 2,873   $ 2,664    $2,176     $1,954
           Applicable income taxes                           1,066      1,066       2,116      1,900     1,903     1,541      1,474
           Fixed charges, excluding preferred
            dividend requirements                            4,743      4,363       9,055      8,204     7,498     4,954      4,300
           Other                                               (19)       (27)        (51)        (9)      (12)      (55)       (39)
                                                         ---------------------  ----------------------------------------------------
                                                            $7,515     $6,981     $14,330    $12,968   $12,053    $8,616     $7,689
                                                         =====================  ====================================================
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
  PREFERRED DIVIDENDS, INCLUDING INTEREST ON DEPOSITS         1.57       1.56        1.55       1.52      1.53      1.60       1.63


(a) Trust preferred securities represent corporation obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely junior subordinated deferrable interest debentures of the corporation.

(b) Preferred stock dividend requirements represent pre-tax earnings necessary to cover preferred stock dividends declared during the six months ended June 30, 1998 and 1997 and the years ended December 31, 1997, 1996, 1995, 1994, and 1993 of $19 million, $64 million, $100 million, $185 million, $227 million, $248 million, and $241 million, respectively.